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                                                                       EXHIBIT 5

                         BRADLEY ARANT ROSE & WHITE LLP

                                 March 12, 2004



SouthTrust Corporation
420 North 20th Street
Birmingham, Alabama  35203

Ladies and Gentlemen:

         In our capacity as counsel for SouthTrust Corporation, a Delaware corporation ("SouthTrust"), we have examined the Registration Statement on Form S-4 (the "Registration Statement"), in the form proposed to be filed by SouthTrust with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, relating to the proposed merger (the "Merger") of FloridaFirst Bancorp, Inc., a Florida corporation ("FloridaFirst Bancorp"), with and into SouthTrust of Alabama, Inc., an Alabama corporation and the issuance of up to 5,000,000 shares of common stock, par value $2.50 per share, of SouthTrust common stock (the "Shares") and up to 2,500,000 rights to purchase 1/100th of one share of Series 1999 Junior Participating Preferred Stock (the "Rights") in connection with the Merger. Pursuant to the Merger, each holder of shares of common stock of FloridaFirst Bancorp will receive shares of SouthTrust common stock. In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

         Upon the basis of the foregoing, we are of the opinion that:

               (i) the Shares and Rights to be offered under the Registration Statement, to the extent actually issued pursuant to the Merger, will have been duly and validly authorized and issued and will be fully paid and nonassessable; and

               (ii) under the laws of the State of Delaware, no personal liability will attach to the ownership of the Shares and Rights.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the inclusion of all references made with respect to our firm in the Proxy Statement/Prospectus which is included in and forms part of the Registration Statement.

                                       Yours Very Truly,

                                       /s/ BRADLEY ARANT ROSE & WHITE LLP